CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 and to the incorporation by reference in this registration statement of our report dated June 7, 1995 included in Surgical Technologies, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1995.



/s/

Arthur Andersen LLP

Salt Lake City, Utah
       and
Denver, Colorado
May 3, 1996